DURABLE POWER OF ATTORNEY
                                       OF
                            HELEN P. JOHNSON-LEIPOLD

     In accordance with the Uniform Durable Power of Attorney Act, Section
243.07 of the Statutes of the State of Wisconsin, I, Helen P. Johnson-Leipold, a resident of Racine County, Wisconsin, as principal, hereby appoint each of Jane
M. Hutterly, John H. Anderson, Linda L. Sturino or Brian S. Kult, of Racine, Wisconsin, as my Agent to perform in my name any of the following powers as he/she shall determine to be necessary.

          . . .

     4. Investments

          a. To invest and reinvest my property in stocks, bonds, or other securities; to sell and transfer my securities or other assets; and to make other investments and establish accounts. (Any transfer agent or corporate secretary shall conclusively presume that my Agent has the authority given.)

          b. To vote at the meetings of any corporation and otherwise to act as my proxy or representative, in respect to any shares now held, or which may hereafter be acquired by me in any corporation and for that purpose to sign and execute any proxies or other instrument in my name and on my behalf.

          . . .

     9. Effect of Disability

     This Durable Power of Attorney shall remain in full force and effect until and unless I personally revoke it in a written notice delivered to my Agent. My subsequent physical or mental disability, incapacity or incompetence shall not affect this Durable Power or diminish the authority of my Agent.

     10. Proof of Continuance of This Durable Power of Attorney
         ------------------------------------------------------

     Each governmental agency or department, person, partnership, corporation, or other legal entity relying upon or acting upon this instrument shall be entitled to conclusively presume that this instrument is in full force and effect unless written notice shall have been given by the undersigned to such governmental agency or department, person, partnership, corporation, or other legal entity that this instrument has been revoked. An affidavit executed by my Agent stating that she/he did not have (at the time of exercising the power) actual knowledge of the termination of the power or of my death is conclusive proof of the non-revocation or non-termination of the power at that time.

     11. Copies of Power of Attorney
         ---------------------------

     A true copy of this power of attorney, whether in facsimile form or otherwise, shall be as legally valid as the original.

     12. Revocation of Prior Powers of Attorney
         --------------------------------------

     This instrument revokes all prior powers of attorney executed by me effective the date of this instrument.

     I hereby ratify and confirm all that my Agent or any substitute or alternate Agent shall do in reliance on this Durable Power of Attorney.

     Dated: April 17, 2000


                                       /s/ Helen P. Johnson-Leipold
                                       -----------------------------------------
                                       Helen P. Johnson-Leipold

                                 ACKNOWLEDGMENT

STATE OF WISCONSIN       )
                         )  SS
COUNTY OF RACINE         )

     Personally came before me this 17th day of April, 2000, the above-named Helen P. Johnson-Leipold, to me known to be the person who executed the foregoing instrument and acknowledged the same.


                                       /s/ Joyce A. Onosko
                                       -----------------------------------------
                                       Notary Public, State of Wisconsin
                                       My commission expires: 3/9/2003
                                                             -------------------


                                CONSENT OF AGENTS

    The undersigned agree to act as Agent for the foregoing-named principal.


/s/ Jane M. Hutterly                        /s/ John H. Anderson
----------------------------------          ------------------------------------
Jane M. Hutterly                            John H. Anderson


/s/ Linda L. Sturino                        /s/ Brian S. Kult
----------------------------------          ------------------------------------
Linda L. Sturino                            Brian S. Kult




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